                                 LEASE OVERVIEW
                             CAPERS-KITSILANO STORE


         Location:  2211 West 4th Avenue; City of Vancouver, B.C.
             Size:  17,472 square feet
           Tenant: Capers Mgt. Holding Inc. & Encore Resources LTD Lease Type: Triple Net
        Guarantor:
       Lease Date:  November 6, 1992
Commencement Date:  December 1, 1993

             Term:  Five years
  Renewal Options:  Four renewal options of five years each
                    Written Notice to Landlord 8 months prior to expiration of initial lease term

Current Base Rent:  CD$37,295.83

 Annual Base Rent:  CD$447,550.00 (through January 31, 1995)
                    CD$25.62 per foot per year

  Percentage Rent:  None
 Security Deposit:  $CD25,000.00




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                             "2211 WEST 4TH AVENUE"

                                  MASTER LEASE














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                               TABLE OF CONTENTS

                                                             Page
ARTICLE 1 - DEFINITIONS

    1.1   Defined Terms                                        2

ARTICLE 2 - STRUCTURE OF DOCUMENT AND INTERPRETATION

    2.1   Schedules                                            7
    2.2   Number and Gender                                    7
    2.3   Headings and Captions                                8
    2.4   Obligations as Covenants                             8
    2.5   Entire Agreement                                     8
    2.6   Governing Law                                        8

ARTICLE 3 - PREMISES, TERM, RENT AND ADDITIONAL RENT

    3.1   Demise                                               8
    3.2   Term                                                 8
    3.3   Written Acknowledgement                              8
    3.4   Failure to Open                                      8
    3.5   Minimum Rent [rest of section deleted]               9
    3.6   [section deleted]                                   10
    3.7   Additional Rent and Charges                         10
    3.8   Payment of Additional Rent and Charges              12
    3.9   Pre-Authorized Payment Plan                         12
    3.10  Net Lease                                           13
    3.11  Dispute as to Costs                                 13
    3.12  Deposit                                             13

ARTICLE 4 - [section deleted]

    4.1   [section deleted]                                   13
    4.2   [section deleted]                                   14

ARTICLE 5 - ALLOCATIONS OF TAXES AND HVAC COSTS

    5.1   Allocation of Taxes                                 15
    5.2   Allocation of HVAC Costs                            15


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
ARTICLE 6 - COVENANT TO PAY RENT

    6.1 The Covenant                                          15

ARTICLE 7 - USE OF PREMISES

    7.1  Purpose of Use                                       15
    7.2  Conduct of Business                                  16
    7.3  Name of Business                                     16
    7.4  Solicitation of Business                             16
    7.5  Operations by Tenant                                 16
    7.6  Non-Competition                                      18

ARTICLE 8 - USE OF COMMON AREAS AND FACILITIES

    8.1  Non-exclusive Use                                    18
    8.2  Management and Control by Landlord                   18
    8.3  Tenant's Covenants                                   19
    8.4  Parking                                              19

ARTICLE 9 - REPAIR                                            16

    9.1  Repair by the Landlord                               20
    9.2  Repair by the Landlord                               20
    9.3  Abatement of Rent                                    20
    9.4  Termination in Event of Damage                       21
    9.5  Certificate of Architect                             22

ARTICLE 10 - UTILITIES AND SERVICES - PREMISES

   10.1  Utility and Service Charges                          22
   10.2  Tenant not to Overload Utility and
            Service Facilities                                22

ARTICLE 11 - SUBORDINATION, ATTORNMENT AND STATUS STATEMENT
               BY TENANT

   11.1  Subordination and Attornment                         22
   11.2  Status Statement                                     22


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ARTICLE 12 - INSURANCE AND INDEMNITY


   12.1   Insurance                                           23
   12.2   Comprehensive General Liability Insurance           23
   12.3   Tenant's Contractor's Insurance                     23
   12.4   The Insureds                                        24
   12.5   Landlord's Insurance                                24
   12.6   Increase in Landlord's Insurance Premiums           24
   12.7   Cancellation of Insurance                           25
   12.8   Indemnification of the Landlord                     25
   12.9   Loss and Damage                                     25
   12.10  Survival                                            25

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

   13.1  Consent Required                                     26
   13.2  Conditions of Consent                                26
   13.3  Landlord's Option                                    26
   13.4  No Advertising                                       27

ARTICLE 14 [section deleted]

ARTICLE 15 - WASTE AND GOVERNMENTAL REGULATIONS

   15.1  Waste or Nuisance                                    27
   15.2  Governmental and Insurance Underwriters'
           Regulations                                        27

     ARTICLE 16 - ACCEPTANCE, LOCATION OF PREMISES

   16.1  Acceptance of Premises                               28
   16.2  [section deleted]
   16.3  No Representation                                    28

ARTICLE 17 - SIGNS, FIXTURES AND ALTERATIONS

   17.1  Installation and Changes by Tenant                   28
   17.2  Removal of Installations and Restoration
          by Tenant                                           29
   17.3  Not to Overload Floors                               29
   17.4  Tenant to Discharge All Liens                        29
   17.5  Tenant's Signs, Awnings and Canopies                 29


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ARTICLE 18 - DEFAULT OF TENANT


   18.1  Right to Re-Enter                                      29
   18.2  Bankruptcy of Tenant                                   30
   18.3  Landlord may Perform Tenant's Obligations              30
   18.4  Right to Relet                                         31
   18.5  Legal Expenses                                         31
   18.6  Interest on Overdue Monies                             31
   18.7  Waiver of Distress                                     32

ARTICLE 19 - REMEDIES OF LANDLORD AND WAIVER

   19.1  Remedies of Landlord Cumulative                        32
   19.2  Waiver                                                 32

ARTICLE 20 - ACCESS BY LANDLORD

   20.1  Right of Entry                                         32
   20.2  Changes and Additions to Building                      32
   20.3  Roof and Walls                                         33

ARTICLE 21 - ASSIGNMENT BY LANDLORD

   21.1  Assignment                                             33

ARTICLE 22 - RULES AND REGULATIONS

   22.1  Landlord May Make                                      33

ARTICLE 23 - LANDLORD'S COVENANTS AND OBLIGATIONS

   23.1  Taxes                                                  33
   23.2  Quiet Enjoyment                                        33
   23.3  Tenant Allowance                                       33

ARTICLE 24 - OVERHOLDING

   24.1  No Tacit Renewal                                       34

ARTICLE 25 - OPTION TO RENEW

   25.1  Option to Renew                                        34



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ARTICLE 26 - OBLIGATIONS OF GUARANTOR


   26.1  Covenant and Guarantee                                35
   26.2  Jointly Bound                                         35
   26.3  Waiver                                                35
   26.4  No Relief of Obligations                              35
   26.5  [section deleted]
   26.6  Jurisdiction of Enforcement                           36

ARTICLE 27 - MISCELLANEOUS

   27.1  Accord and Satisfaction                               36
   27.2  No Partnership                                        36
   27.3  Unavoidable Delay                                     36
   27.4  Partial Invalidity                                    36
   27.5  Joint and Several Liability                           36
   27.6  Submission of Lease not an Offer                      37
   27.7  Registration                                          37
   27.8  Notice                                                37
   27.9  No Modification                                       38
   27.10 Successors and Assigns                                38

SCHEDULES

   SCHEDULE "A" - DESCRIPTION OF LAND                          41

   SCHEDULE "B" - PLAN OF PREMISES                             42



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

 THIS IS A LEASE made the day of 6th day of November 1992.



BETWEEN:


           306283 BRITISH COLUMBIA LTD., a company duly incorporated under the laws of the Province of British Columbia, having its business office at 1307 West Georgia Street, City of Vancouver, Province of British Columbia, V6E 3K5

           (hereinafter called the "Landlord")

                                                               OF THE FIRST PART

AND:

           CAPERS MANAGEMENT HOLDINGS INC.
           2496 MARINE DRIVE
           WEST VANCOUVER, B.C.
           V7V 1L1

           (hereinafter called the "Tenant"

                                                               OF THE FIRST PART


AND:

           ENCORE RESOURCES LTD.
           2496 MARINE DRIVE
           WEST VANCOUVER, B.C.
           V7V 1L1

           (hereinafter called the " Guarantor" )

                                                               OF THE THIRD PART




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WITNESSETH THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:


ARTICLE 1 DEFINITIONS

1.1  DEFINED TERMS   In this Lease, unless there is something in the context
inconsistent therewith, the parties hereto agree that:

      (a) "ARCHITECT" means the architect from time to time named by the Landlord;

      (b) "BUILDING" means collectively the Land and the building, structures, facilities and other improvements erected or to be erected on the Land for commercial use, and those uses associated with the commercial uses within the building;

      (c) "COMMON AREAS AND FACILITIES" means those areas and facilities which may be furnished in or near the Building for the non-exclusive general common use of tenants, residential occupants of the Land, and other occupants of the Building, their officers, employees, agents, customers and other invitees including (without limitation) exterior walls, roofs, entrances to and exits from the Building, driveways, parking areas, truck ways, loading docks and areas, storage rooms, delivery passages, elevators, pedestrian sidewalks, stairways, public seating and service areas, courts, ramps, corridors, landscaped and planted areas, retaining walls, stairways, handicapped refuge areas, washrooms, utility, mail, storage, meeting and janitor rooms, music, fire prevention, security systems and communication systems, and all general signs, improvements, fixtures, facilities, equipment and installations which the Landlord provides or designates from time to time for the general use by or for the benefit of the Tenant, its officers, employees, agents, customers and other invitees in common with other tenants of the Landlord and others designated by the Landlord;


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

      (d) "ELIGIBLE CORPORATION" means a corporation which controls or is controlled by or under common control with the Tenant, where to control means to own beneficially either directly or indirectly more than fifty (50%) per cent of the voting shares of a corporation;

      (e)  "Gross Sales" means the sum (without duplication) of:

            (i)    the selling prices of all goods, wares and merchandise sold;

            (ii) the rent received or due and receivable for all goods, wares and, merchandise leased;

            (iii)  the charges for all services rendered; and

            (iv) the receipts and receivables from all other business conducted on or from the Premises by the Tenant, a subtenant, concessionaire, licensee or other person conducting business on or from the Premises, without reserve or deduction for uncollected or uncollectible accounts (the full selling price or charge being considered to be received when a sale or lease is made or services are rendered, irrespective of when payment is made), and whether the orders, no matter how communicated, are received on the Premises and executed on or from the Premises or elsewhere or are received elsewhere and executed on or From vile Premises and includes, without limitation:

            (v)    all deposits not refunded to customers;

            (vi)   the selling prices of gift certificates;

            (vii)  receipts from vending and other machines;

            (viii) charges to customers in the nature of carrying charges.
                   finance charges and interest; and

            (ix) sums and credits received and settlement of claims for loss of or damage to goods, and amounts received under politics Of insurance or other contracts of indemnity for loss of business, sales or profit, but does not include:



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
                   contracts of indemnity for loss of business, sales or profit, but does not include:

            (x) an exchange of merchandise between stores of the Tenant where the exchange is made solely for the convenient operation of the Tenant's business and is not the completion of a sale or lease on or from the Premises or for the purpose of depriving the Landlord of the benefit of a sale which would otherwise be made in or at the Premises;

            (xi)   returns to shippers or manufacturers;

            (xii) sums collected from customers for and paid to a taxing authority by the Tenant for retail sale, excise or similar tax imposed by a governmental authority directly on sales or leases, but there may be deducted in the computation of Gross Sales;

            (xiii) cash or credit refunds to customers for goods returned (not to exceed the actual selling price of the goods returned), but only if the selling price of the goods returned is included in the computation of Gross Sales;

            (xiv) the selling price of goods returned by customers for exchange but only if the selling price of the goods returned and the selling price of goods delivered to the customers in exchange are included in the computation of Gross Sales;

      (f) "HVAC COSTS" with reference to a specified part of the Building means the cost of heating, ventilating and air conditioning the specified part, and includes, but is not limited, to cost of fuel, electricity, operation of ground source systems including heat pumps, circulation pumps and piping systems, operation of air distribution and cooling equipment, labour, materials, non-capital repairs, maintenance, service and other such costs, and depreciation (computed in accordance with accounting principles generally accepted in the Province of British Columbia) of fixtures and equipment used therefore which by their nature require periodic replacement or substantial replacement, reasonably attributable to the heating, ventilating or air


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


           conditioning of the specified part, and the reasonable cost incurred by the Landlord in making an allocation of the costs with reference to the specified part;

      (g)  "LAND" means the Land described in Schedule "A";

      (h) "LEASE YEAR" means a period of twelve (12) consecutive calendar months during the Term ending on the last day of the financial year of the Landlord excepting that:

            (i) the first Lease Year during the Term begins on the first day of the Term and ends on the last day of the financial year of the Landlord in which the first day of the Terrn occurs, and may be a period less than twelve (12) consecutive calendar months;

            (ii) the last Lease Year during the Term begins on the first day of the financial year of the Landlord during which the last day of the Term occurs and ends on the last day of the Term, and may be period less than twelve (12) consecutive calendar months; and

            (iii) if the Landlord changes its financial year and gives notice to the Tenant of the first and last days of the new financial year, the period between the last day of the old financial year and the last day of the new financial year will be a Lease Year and will be a period less than twelve (12) consecutive calendar months, and the next Lease Year will continue consecutively;

      (i) "MORTGAGE" means a mortgage or charge (including a deed of trust and mortgage securing bonds and all other indentures supplemental thereto) of the reversion immediately expectant on the Term, and includes all. renewals, modifications, consolidations, replacements and extensions thereof;

      (j) "MORTGAGEE" means the mortgagee or trustee for bondholders, as the case may be, named in a Mortgage;

      (k) "OPERATING COSTS" means the sum (without duplication) of all costs incurred by the Landlord for the operation, maintenance, repair, replacement and management of the Building including, without limitation, the total costs of:

            (i) insuring the Building pursuant to the covenants of the Landlord contained in this Lease, and such other insurance as the Landlord effects against public liability, property damage, earthquake damage, loss of rental income and other casualties and risks; HVAC Costs with reference to the Common Areas and Facilities; cleaning, including snow and ice removal, garbage and waste collection and disposal; lighting, electricity (including that used for signs), public utilities, loud speakers, public address and musical broadcasting systems; policing, supervising, traffic control and security and alarm systems; fees and other remuneration payable to firms for provision of operating, maintenance, property management, promotion, legal and accounting services and if such services are performed by individuals in the employ of the Landlord, they shall include remuneration of such individuals including contributions to usual fringe benefits, unemployment insurance and pension plans; the cost of gardening and landscaping maintenance and equipment; the cost to the Landlord of building supplies and thc rental equipment used by the Landlord in the maintenance and operating services; and depreciation (computed by the Landlord in accordance with accounting principles generally accepted in the Province of British Columbia) of fixtures and equipment which by their nature require periodic replacement, but excluding buildings and structures and permanent parts thereof;

            (ii) repairs and replacements to and maintenance of the Building including, but not limited, lo the cost of maintenancc and repair of the roof of the Building and the surface of the exterior walls of the Building; but excluding structural repairs to exterior walls, structural columns and structural floors;


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

            (iii) maintaining, operating, repairing and replacing security and life support systems, plumbing, electrical, heating, water sewer, air conditioning, sprinkler and other utility systems and services in respect of the Building;

            (iv) real property taxes, charges, rates, duties and assessments or costs in lieu thereof that may be levied, charged or assessed against or in respect of the Building or any part thereof including without limitation all local improvement rates and charges; frontage, water, school, hospital and other taxes, charges, rates, duties and assessments both general and special now or which may hereafter be levied, imposed, rated, charged or assessed by any federal, provincial, regional, school or other statutory authority during the Term and reasonable fees and costs incurred directly or indirectly by the Landlord in contesting or appealing the amount or legality of any such taxes;

            (v) costs otherwise attributable to capital account on improvements, machinery or equipment which substantially reduce Operating Costs as herein defined;

            (vi) an administrative overhead charge equal to five (5%) per cent of the costs previously referred to in this definition excepting amounts charged for depreciation under clauses 1.1(f) and 1.1(k)(i) provided that Operating Costs will not include any costs incurred by or on behalf of or at the request of an individual tenant or tenants and resulting in a benefit to such individual tenant or tenants which is not of general application to all tenants of the Building or costs incurred by the Landlord solely to lease premises in the Building including costs of leasing commissions, lease incentives, costs of installation of demising walls and refurnishing vacant premises and wages and compensation reasonably allocated by the Landlord for purposes of leasing the Building.


            THERE SHALL BE EXCLUDED FROM OPERATING COSTS:

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
            (vii) all net recoveries by the Landlord, which reduce the expenses incurred by the Landlord in operating and maintaining the Building and Common Areas and Facilities, including recoveries from tenants other than the Tenant as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of provisions in their respective leases but excluding recoveries from tenants under clauses in their respective leases similar to Section 3.7 or for supervision and management performed in respect of work done for or on behalf of a tenant;

            (viii) net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that such proceeds relate to the costs and expenses incurred in the maintenance and operation of the Building; and

            (ix) debt service incurred by the Landlord; further provided that if any of the Operating Costs or costs of a like nature at any time or from time to time apply disproportionately to one or more tenants of the Building then the Landlord in its sole discretion acting reasonably, may allocate all or a portion of those costs to the tenant to whom the costs disproportionately apply. Similarly, if any of the Operating Costs or costs of a like nature at any time or from time to time apply to the Lands as a whole or a portion thereof and are not separately allocated to the building or the Premises, then the Landlord in its sole discretion, acting reasonably, may allocate a portion of these costs to the Operating Costs;

      (l) "OTHER TAXES" means any and all taxes, levies, duties and assessments, imposed on the Tenant, the Landlord, or both, or for which the Landlord is obliged to collect from the Tenant, with respect to:

            (i) any or all amounts paid or payable by the Landlord for goods and services, repairs, maintenance, real estate taxes, taxes of the nature described in Section 3.7(1)(b), insurance, and all other

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                   outlays and expenditures (including capital expenditures) for and in connection with the operation and management of the Building, including without limiting the generality of the foregoing, repairs, maintenance and replacements in respect of the Building;


            (ii) any or all amounts paid or payable by the Tenant pursuant to the Lease, including rent and additional rent; and

            (iii) this Lease or services or goods supplied or provided or deemed to have been supplied or provided by the Landlord or which the Landlord is deemed responsible to provide in accordance with the terms of this Lease or the consideration for such goods and services, whether in each case characterized as goods and services tax, sales tax, multi-stage sales tax, value added tax, consumption tax or any other tax, levy, duty or assessment.

      (m) "PREMISES" means the premises leased to the Tenant by this Lease and described in Section 3.1;

      (n) "RENTABLE AREA" where applied to premises set aside by the Landlord for leasing to a tenant of the Building means:

            (i) the area expressed in square feet, as deterrnined and certified by the Architect, of all levels of the premises, including basement floors and mezzanines measured from the centre line of all walls separating the premises from adjacent premises and from the exterior wall of the store fronts and from the outer surface of other walls which bound the premises including outer building walls, walls adjoining corridors or other common facilities and other permanent partitions; but if part of a wall or a store from of the premises is recessed from the line of the building or the line of a wall of the building, as the case may be, in which the premises are situate, the last-mentioned lines are considered to be the outer surface of the outside walls of the premises; plus


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            (ii) a proportionate share designated by the Landlord
                 of the area of the corridors, elevators, stairwells, refuge area, handicapped washrooms, electrical and janitorial closets and service elevator lobby in the Building;

      (o) "TENANT'S PROPORTIONATE SHARE" where applied to an amount of money referable to a period of time and where expressed to be payable for a Lease Year means the product of:

            (i)  a fraction the numerator of which is the Rentable
                 Area of the Premises and the denominator of which is the Rentable Area of all premises in the Building set aside for leasing to tenants; and

            (ii) a fraction the numerator of which is the number
                 of days of the period of time that are within the Lease Year and the denominator of which is the number of days in the period of time;

      (p)  "TERM" means the term of this Lease as stipulated in Section 3 2;

      (q) "UNAVOIDABLE DELAY" means a delay in performance of an act or compliance with a covenant caused by fire, strike, lock-out, inability to procure material, restrictive laws or governmental regulations or other cause of any kind beyond the reasonable control of the party obligated to perform or comply, excepting a delay caused by lack of funds or other financial reason.

ARTICLE 2 - STRUCTURE OF DOCUMENT AND INTERPRETATION

2.1 Schedules The Schedules to this document are a part of this Lease and consist of:

      SCHEDULE "A" - Description of Land, and SCHEDULE "B" - Plan of Premises.

2.2 NUMBER AND GENDER The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one entity and to corporations, associations, partnerships, or individuals, males

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

or females, in all cases will be assumed as though in each case fully expressed.

2.3 HEADINGS AND CAPTIONS The table of contents, article numbers, article headings, section numbers and section headings are inserted for convenience of reference only and are not to be considered when interpreting this Lease.

2.4 OBLIGATIONS AS COVENANTS   Each obligation of the Landlord or the Tenant
expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

2.5 ENTIRE AGREEMENT THIS LEASE contains all the representations, warranties, covenants, agreements, conditions and understandings between the Landlord and the Tenant concerning the Premises or the subject matter of this Lease.

2.6 GOVERNING LAW    This Lease shall be interpreted under and is governed by
the laws of the Province of British Columbia.


ARTICLE 3 - PREMISES, TERM, RENT AND ADDITIONAL RENT

3.1 DEMISE The Landlord in consideration of the rents, covenants, agreements and conditions herein to be paid, observed and performed by the Tenant, hereby demises and leases to the Tenant for the Term the Premises, situate in and forming part of the Building, and the boundaries and locations of which are shown in red on Schedule "B", excepting the exterior faces of all adjoining, corridor and outside walls and excepting the roof, and the Tenant hereby rents the Premises from the Landlord.

3.2 TERM The Term of this Lease is five (5) years and -- (--) months plus, if the first day of the Term is not the first day of a calendar month, the part of the month from the first day of the Term to the last day of a calendar month in which the first day of the Term occurs, beginning on the earlier of the following dates:

      (a) the date sixty (60) days after the Landlord or the Landlord's Architect notifies the Tenant in writing that the Premises are substantially completed and ready for occupancy by the Tenant for the purposes of the Tenant completing its work in the Premises, and


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

      (b)  the date on which the Tenant opens the Premises for business.

3.3 WRITTEN ACKNOWLEDGEMENT The Landlord and the Tenant, upon the request of either of them, will execute an agreement expressing the beginning and ending dates of the Term forthwith after they have been ascertained.

3.4 FAILURE TO OPEN If the Tenant fails to open the Premises for business fully fixtured, stocked and staffed on the first day of the Term or at the end of the period following the first day of the Term equal to the period of an Unavoidable Delay, the Landlord, in addition to the remedies herein provided, may:

      (a) collect not only the fixed minimum herein provided calculated from the first day of the Term, but also additional rent at the rate of one (1%) per cent per day of the monthly instalment of the fixed minimum rent for each day that the Tenant fails to open for business (the additional rent being not a penalty but liquidated damages to compensate for percentage rent that might have been earned during the term of the Tenant's failure to open), and

      (b) terminate this Lease upon not less than ninety (90) days' notice to the Tenant unless the Tenant opens for business fully fixtured, stacked and staffed before the expiration of the notice.

3.5 MINIMUM RENT AND PERCENTAGE RENT   The Tenant will pay to the Landlord, at
the office of the Landlord or at such other place in Canada as the Landlord designates from time to time in writing, in lawful money of Canada and without deduction or set-off, for each Year of the Term:

      (a) fixed minimum rent of four hundred & forty-seven thousand, five hundred & fifty dollars ($447,550.00) payable in equal monthly instalments of thirty-seven thousand, two hundred & ninety-five dollars and eighty-three cents ($37,295.83) each in advance on the first day of each calendar month of each Lease Year, except that if a Lease Year contains a broken calendar month the Tenant will pay on the first day (within the Lease Year) of the broken calendar month as the installment for the broken calendar month an amount equal to the amount of a monthly instalment otherwise payable under this clause multiplied by a fraction the numerator of which is the number of days in the broken month that are within the Lease Year and the denominator of which is the number of days in the broken month, and

      (b)  [section deleted]

Fixed minimum rent has been determined on the basis that the Rentable Area of the Premises is eleven thousand, seven hundred and eighty-five (11,785) square feet on the main floor at thirty ($30.00) per square foot, and five thousand, eight hundred and seventy-five (5,875) square feet on the second floor at sixteen ($16.00) per square foot. Where the Architect certifies the Rentable Area of the Premises to be other than 11.785 square feet on the main floor and
5.875 square feet on the second floor, fixed minimum rent shall be adjusted accordingly based on the rental rate set forth above.

3.6 [section deleted]

3.7 ADDITIONAL RENT AND CHARGES (1) In each Lease Year the Tenant will pay to the Landlord as additional rent:

      (a) the Tenant's Proportionate Share of the Operating Costs for the corresponding financial year of the Landlord,

      (b) all taxes, charges, rates, duties and assessments of a type described in sub-paragraph 1.1(k)(iv) which are attributable to the Premises but are not included as Operating Costs,

      (c)  the HVAC Cost attributable to the Premises, and

      (d) all other sums of money required under this Lease to be paid to the Landlord by the Tenant whether or not designated as "additional rent."

(2) In each Lease Year the Tenant will pay as additional rent and discharge when they become due and payable, all taxes, rates, duties and assessments and other charges that may be levied, rated, charged or assessed against improvements, equipment and facilities of the Tenant on the Premises, and every tax and licence fee in respect of every business conducted on or from the Premises or in respect of their use or occupancy by the Tenant

(and any and every assignee, subtenant, concessionaire, licensee and other person conducting business on or from the Premises), whether the taxes, rates, duties, assessments and fees are charged by a municipal, provincial, federal, school or other body, but excluding income taxes assessed upon the net income of the Landlord. The Tenant will indemnify and keep indemnified the Landlord against payment for all loss, costs, charges and expenses arising from all the taxes, rates, duties, assessments and license fees referred to and all taxes which may in future be levied in lieu of those taxes, and any loss, costs, charges and expenses suffered by the Landlord may be recovered by the Landlord in the same manner as rent hereby reserved and in arrears. Upon request of the Landlord the Tenant will deliver promptly to the Landlord for inspection receipts for payment of all taxes, rates, duties, assessments and other charges in respect of all improvements, equipment and facilities of the Tenant on the Premises which were due and payable up to one (1) year prior to the request, and will deliver to the Landlord if requested by the Landlord, evidence satisfactory to the Landlord before the 21st day of January in each year of payments for the preceding calendar year.

(3) If any of the amounts referred to in subsections 3.7(1) and 3.7(2) is not paid at the time provided in this Lease, it will be collectible as rent with the next instalment of rent falling due, but nothing in this Lease suspends or delays the payment of any amount of money when it becomes due and payable, or limits any other remedy of the Landlord.

(4) The Tenant shall pay to the Landlord Other Taxes as follows:

      (a) if the amounts described in Subsections l.l(l)(i) and (iii) are for or in respect of items for the benefit of the Tenant only, then in respect of such amounts the full amount of the Other Taxes;

      (b) if the amounts described in Subsections l.l(l)(i) and (iii) are for or in respect of items for the Building as a whole, then in respect of such amounts the Tenant's Proportionate Share of the Other Taxes;

      (c) the full amount of the Other Taxes in respect of the amounts described in Subsection l.l(l)(ii), and such amounts of Other Taxes shall, subject to Subsection 3.7(5) be paid;

      (d) at the same time and in the same manner as monthly payments of rent and additional rent are due and payable; or

      (e) at the time the taxing authority in respect of Other Taxes requires the same to be paid by the Landlord if such time is earlier than the time in Subsection 3.7(4)(d) above

If a specific assessment of Other Taxes is unknown for whatever reason or the Landlord has not estimated a monthly payment of Other Taxes under Subsection 3.7(5) and any amount of Other Taxes is not paid in accordance with Subsections 3.7(4)(d) and (e) above, then the Tenant shall pay the amount or amounts of Other Taxes to the Landlord within five (5) business days of receipt of notice from the Landlord specifying the amount of such Other Taxes.

(5) The Landlord shall for purposes of Subsection 3.7(4)(d) above estimate the amount of Other Taxes to be paid in advance with monthly payments of rent and additional rent for the period to which the estimate applies. Any necessary adjustment after the period in question shall be made in the same manner as additional rent. All Other Taxes shall be calculated and paid without regard to any input tax credits, set-offs, exceptions, exemptions or deductions to which the Landlord is or may be entitled to. Notwithstanding anything to the contrary, the amounts payable by the Tenant as Other Taxes shall be deemed not to be rent or additional rent, but nevertheless the Landlord shall have the same rights and remedies in the event of nonpayment of Other Taxes as it has for nonpaymcnt of rent and additional rent.

3.8 PAYMENT OF ADDITIONAL RENT AND CHARGES Whenever the Tenant is to pay in a Lease Year an amount of money referable to a period of time wholly or partly within the Lease Year the Landlord will estimate the amount payable by the Tenant before the beginning of the Lease Year and the Tenant will pay to the Landlord the amount in monthly instalments in advance during the Lease Year with the other rental payments provided for in this Lease. The Landlord shall have the right to reasonably adjust its estimates and the amount payable by the Tenant during the Lease Year. Within ninety (90) days after the endof each Lease Year the Landlord will make a final determination of the Tenant's Proportionate Share of the amount for the Lease Year, and will furnish the Tenant with a statement of the Operating Costs and HVAC Costs attributable to the Premises for the relevant financial year or years of the Landlord, the municipal realty taxes attributable to the Premises for the relevant calendar year or years and all other amounts referred to in Section 3.7(1) paid or payable for any relevant period and in each case the amount thereof payable by the Tenant relating to the Lease Year and showing in reasonable detail the information necessary for the determination of the costs and the calculation of the Tenant's Proportionate Share of the amount. If the Tenant's Proportionate Share of the amount exceeds the sum of the instalments paid by the Tenant, the Tenant shall pay to the Landlord as additional rent within thirty (30) days after the date of delivery of the statement by the Landlord the excess without interest or, if the sum of the monthly instalments paid by the Tenant during the preceding Lease Year exceeds the Tenant's Proportionate Share of the amount, the Landlord will credit the Tenant, without interest, with the amount to the next ensuing payments due by the Tenant pursuant to Section 3.7, and if there are no ensuing payments the amount shall be paid to the Tenant.

3.9 PRE-AUTHORIZED PAYMENT PLAN The Landlord may, at its option, require a pre-authorized payment plan with a financial institution at which the Tenant maintains an account to pay to the Landlord and debit to the account of the Tenant amounts equal to the monthly payments for minimum rent and additional rent, as estimated by the Landlord, such payments to be made on the date that they accrue due pursuant to this Lease.

3.10 NET LEASE The Tenant will pay to the Landlord duly and punctually all rent and additional rent required to be paid by the Tenant pursuant to this Lease without any deduction, abatement or set-off whatsoever, it being the intention of the Landlord and the Tenant that this Lease is a completely carefree net lease to the Landlord. All expenses, costs, payments and outgoings incurred in respect of or relating to the Premises whether or not referred to herein and whether or not within the contemplation of the Landlord and Tenant will be borne by the Tenant so that fixed minimum rent will be absolutely net to the Landlord except as otherwise specifically provided in this Lease.

3.11 DISPUTE AS TO COSTS If the Tenant disputes the amount of any monies to be paid by the Tenant to the Landlord pursuant to this Lease, the certificate of a chartered accountant appointed by or acceptable to the Landlord to determine such amount will be
                                       23
conclusive and binding on the Landlord and Tenant. If the dispute is in connection with the amount of Operating Costs, the determination of the chartered accountant need not be made before the date on which the Lease Year would have ended but for the expiration of the Term. The cost of obtaining such certificate shall be for the account of the Landlord if the amount of money to be paid by the Tenant, as claimed by the Landlord, exceeds the amount of money to be paid by the Tenant, as established in the certificate, be more than five percent of the amount claimed by the Landlord.

3.12 DEPOSIT The Landlord acknowledges receipt of a deposit of twenty five thousand dollars ($25,000.00) which shall be applied to the fixed minimum rent and Tenant's Proportionate Share of the Operating Costs for the first month and the last month of the Term of this Lease.

ARTICLE 4 [section deleted]

ARTICLE 5 - ALLOCATIONS OF TAXES AND HVAC COSTS

5.1 ALLOCATION OF TAXES If the Landlord is unable to obtain from the taxing authorities a separate allocation of the municipal realty taxes (including school taxes) to the Premises, the Landlord will make the allocation acting reasonably. If there is a dispute as to the method or amount of the allocation, the opinion of a professional real property tax consultant appointed by the Landlord (whose fee will be borne equally by the Landlord and the Tenant) will be conclusive.

5.2 ALLOCATION OF HVAC COSTS   If the heating, ventilating and air-conditioning
equipment serving the Premises also serves other parts of the Building, the Landlord will cause a calculation of HVAC Costs attributable to the Premises to be made in accordance with good engineering practices, which will be the basis of the Landlord's invoices; in the event of a dispute as to the amount or the items included, a certificate of a mechanical engineer designated by the Landlord (whose fees will be borne equally by the Landlord and the Tenant) verifying the costs for the pcriod covered by the certificate will be conclusive.

ARTICLE 6 - COVENANT TO PAY RENT

6.1 THE COVENANT   The Tenant covenants to pay rent and all other costs and
charges as herein provided.

ARTICLE 7 USE OF PREMISES

7.1 PURPOSE OF USE    The Premises will not be used for any purpose other than
the purpose of conducting the business of food store, deli, coffee/juice bar, restaurant, bakery & associated products and the Tenant will not use the Premises or permit them to be used for any other purpose. Without limitation, none of the following businesses or methods of doing business will be conducted on or from the Premises:

      (a) a private auction or a fire, bulk, "going out of business" or bankruptcy sale or auction, other than a bulk sale to an assignee or sublessee pursuant to an assignment or sublease which under Section
           13.1 was consented to or did not require a consent,

      (b) a special sale other than one incidental to the normal routine of the Tenant's business upon the Premises with its regular customers,

      (c) a store for the sale of second-hand goods or surplus articles, insurance salvage stocks fire sale or bankruptcy stocks

      (d)  wholesale merchandising,

      (e) an operation in any line of merchandise which makes a practice of unethical or deceptive advertising or selling procedures,

      (f)  an unlawful purpose, or

      (g) any other business which would tend to lower the character of the Building.

7.2 CONDUCT OF BUSINESS The Tenant will conduct its business in and use the whole of the Premises continuously throughout the Term in an up-to-date, first class and reputable manner befitting the Building [text deleted] and in a manner, including maintaining an adequate sales force to serve properly all customers, [text deleted] on or from the Premises consistent with good business practice. Nothing in this section requires the Tenant to conduct its business during a period prohibited by law or by-law regulating the hours when the business may be conducted. A business practice by the Tenant whether through advertising, selling procedures or otherwise which may harm the business or reputation of the Landlord or reflect unfavourably on the Building, the Landlord or other tenants of premises in the Building, or which may confuse, mislead or deceive the public, will immediately be discontinued by the Tenant at the request of the Landlord. The Tenant will install and maintain at all times displays of merchandise in the display windows (if any) of the Premises. All articles, and the arrangement, style, colour and general appearances thereof, in the interior of the Premises including, without limitation, window displays, advertising matter, signs, merchandise and store fixtures shall be in keeping with the character and standards of the improvements within the Building, as determined by the Landlord. The Landlord reserves the right to require the Tenant to correct any non-conformity. The Tenant will keep the display windows and signs (if any) on or in the Premises well lit during the hours that the Landlord from time to time designates.

7.3 NAME OF BUSINESS The Tenant will conduct business on or from the Premises under the name only of "Capers" and will not change the advertised name of the business conducted on the Premises without the prior written consent of the Landlord.

7.4 SOLICITATION OF BUSINESS Neither the Tenant nor the Tenant's employees or agents will solicit business in any area of the Common Areas or Facilities or display merchandise outside the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

7.5 OPERATIONS BY TENANT In regard to the use and occupancy of the Premises, the Tenant will at its expense:

      (a) keep the inside and outside of all glass in the doors and windows of the Premises clean;

      (b)  keep all exterior store surfaces of the Premises clean;

      (c) replace promptly any cracked or broken glass of the Premises with glass of like grade and quality;

      (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests;

      (e) keep any garbage, trash, rubbish and refuse removed on a daily basis;

      (g) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises;

      (h) comply with all laws, ordinances, rules and regulations of governmental authorities and all recommendations of Landlord's fire insurance rating organization now or hereafter in effect;

      (i) light the show windows of the Premises and exterior signs and turn the same off to the extent required by Landlord;

      (j) comply with and observe all rules and regulations established by Landlord from time to time which will apply generally to all retail tenants in the Building;

      (k) conduct its business in all respects in a dignified manner in accordance with high standards of store operation consistent with the quality of operation of the Building as determined by the Landlord and provide an appropriate mercantile quality comparable with the entire Building.

In regard to the use and occupancy of the Premises and the Common Areas and Facilities, the Tenant will not:

      (l) place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any driveway, corridor, footwalk, parking area, courtyard or any other Common Areas and Facilities;

      (m) use or permit the use of any objectionable advertising medium such as, without limitation, loud speakers, phonographs, public address systems, sound amplifiers, which is in any manner audible or visible outside of the Premises;

      (n) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises;

      (o) cause or permit objectionable odors to emanate or to be dispelled from the Premises;

      (p) solicit business in the parking area or any other part of the Common Areas and Facilities;

      (q) distribute handbills or other advertising matter to, in or upon any automobiles parked in the parking areas or in any other Common Areas or Facilities;

      (r) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, courtyard or other Common Areas and Facilities;

      (s) receive or ship articles of any kind outside the designated loading areas for the Premises; or

      (t) use the courtyard, corridor or any other Common Area and Facilities adjacent to the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking.

The Tenant acknowledges that it is the Landlord's intent that the Building be operated in a manner which is consistent with the highest standards of decencv and morals prevailing in the community which it serves. Toward that end, the Tenant agrees that it will not sell, distribute, display or offer for sale any item which in the Landlord's good faith judgment, is inconsistent with the quality of operation of the Building or may tend to injure or detract from the moral character or image of the Building within such community.

7.6 NON-COMPETITION   (1) The Landlord covenants with the Tenant that provided
the Tenant leases, occupies and uses the Premises for conducting its business AS permitted in Section 7.1 herein, and provided that the Tenant is not in default of any of the covenants, terms and agreements contained in this Lease, the Landlord will not, without the prior written consent of the Tenant, lease any space in the building (except the Premises) to any other party for the purpose of carrying on the business principally of the service/sale of food, deli products, coffee/juice, baked goods & restaurant for which total sales and in excess of five (5%) percent of total gross revenue.

(2) This provision is personal to the Tenant and applies only so long as the Tenant is itself in occupancy of and conducting its business in the Premises.

(3) If a breach of the covenant in this section by other tenants, lessees, occupants, sublessees, licensees of premises in the Building arises, from time to time, the Landlord is entitled to sixty (60) days' written notice of such breach from the Tenant, in order that the Landlord may make its best efforts to cure the breach before any remedy or action may be sought by the Tenant against the Landlord.

ARTICLE 8 - USE OF COMMON AREAS AND FACILITIES

8.1 NON-EXCLUSIVE USE The Tenant, its officers, employees, customers and other invitees, in common with others designated by the Landlord, or otherwise entitled, have the nonexclusive license to use the Common Areas and Facilities for the purposes from time to time permitted, approved or designated by the Landlord, subject to the management and control of the Common Areas and Facilities by the Landlord.

8.2 MANAGEMENT AND CONTROL BY LANDLORD   The Landlord has the exclusive right
to manage and control the Building and from time to time to establish, modify and enforce reasonable rules and regulations regarding the use, maintenance and operation of the Common Areas and Facilities, and the rules and regulations in all respects will be observed and performed by the Tenant, its officers, employers, customers and other invitees. Without limitation, the Landlord has the right in the management and control of the Building to:

      (a) construct, maintain and operate lighting facilities and heating, ventilating and air conditioning systems,


      (b)  supervise and police the Common Areas and Facilities,

      (c) close off all or part of the Common Areas and Facilities at such times as in the opinion of the Landlord are advisable,

      (d) convey, modify and terminate easements or other rights pertaining to the use or maintenance of all or part of the Building,

      (e) close off all or part of the Building for maintenance repair, reconstruction or construction,

      (f) employ all persons including supervisors and managers required for the management and control of the Building, the Tenant acknowledging that the Building may be managed by the Landlord or such other person or persons as the Landlord from time to time designates in writing,

      (g) use part of the Common Areas and Facilities from time to time for selling, display, decorations, entertainment or structures designed for special features and promotional activities,

      (h) designate the entrances, areas and time where and when loading of goods is to be done,

      (i) supervise and regulate the delivery and shipping of merchandise, supplies and fixtures to and from the Premises in such manner as in the sole judgment of the Landlord is necessary for the proper operation of the Premises and the Building,

      (j) designate the kind of container to be used for garbage and waste and the manner and the times and places at which it will be placed for collection,

      (k) change from time to time the area, level, location, arrangement or use of any part or parts of the Common Areas and Facilities, but not if a change results in a material and permanent interference with access to the Premises by the Tenant's customers, and

      (l) do such other acts with reference to the Building as in the use of good business judgement the Landlord considers advisable with a view to improving the usefulness and convenience of the Common Areas and Facilities for the Tenant and others entitled to use them.

8.3 Tenant's Covenants The Tenant covenants with the Landlord that:

      (a) it will abide by the rules, policies and decisions made by the Landlord in connection with the Common Areas and Facilities; and

      (b) without limiting the foregoing, the Tenant shall not keep, display or sell any merchandise on or otherwise obstruct or use any part of the Common Areas and Facilities, except as permitted by the Landlord.

8.4 PARKING   The Landlord and the Tenant agree that the maximum number of parking stalls used at any one time by the Tenant and its officers and employees will be not applicable (--). The Landlord will designate Tenant parking areas in the Building and the Tenant and its employees will park their vehicles only in the parking areas designated. The Tenant will furnish the Landlord with the current provincial licence numbers of all vehicles owned or used by the Tenant, its officers and employees within five (5) days after talking possession of the Premises and will notify the Landlord of changes within (5) days after the changes occur. If the Tenant or any of its officers or employees park their vehicles elsewhere in the Building than in the parking areas designated, the Landlord in addition to its other remedies has the right to charge the Tenant a daily charge per vehicle as determined by the Landlord from time to time, the charge is considered to be additional rent and payable on demand. The Landlord may impose reasonable charges for the use by anyone of parking facilities in the Building and may manage the parking facilities to ensure the proper functioning and usage of the parking facilities. It is the intent of the Landlord to provide a mutually acceptable free parking designated for the Tenant's customers.

ARTICLE 9 - REPAIR

9.1 REPAIR BY THE LANDLORD The Landlord will at all times during the Term, but subject to reasonable wear and tear and the rights in Section 9.4, keep in a good and substantial state of repair, as would a prudent owner of a reasonably similar commercial development, having regard to the size, age and location of the Building, the Common Areas and Facilities including but not limited to foundations, roofs, exterior walls (excluding store fronts and glass in premises set aside by the Landlord for leases to tenants of the Building), structural sub-floors, bearing walls, columns, beams and other structural elements thereof, and the systems provided for bringing utilities to the Premises.

9.2  REPAIR BY THE TENANT   The Tenant will:

      (a) keep in good and substantial state of repair to the standards of a first class Building, the Premises including all leasehold improvements and all trade fixtures therein, the store front, all glass and utilities and all heating, air conditioning and ventilating equipment therein, but with the exception of structural elements of the Premises,

      (b) permit the landlord to enter and view the state of repair, and will repair according to notice in writing as required by clausc
           (a), subject only to the exception referred to in clause (a), and will leave the Premises in a good and substantial state of repair to the standards of a first class Building, subject only to the exception referred to in clause (a), and

      (c) if part of the Building including the Common Areas and Facilities becomes in disrepair, is damaged or destroyed through the negligence of the Tenant or its officers, employees, customers or other invitees. reimburse the Landlord the cost of repairs or replacements promptly upon demand except to the extent that the Landlord is indemnified by insurance.

9.3 ABATEMENT OF RENT    If there is damage to the Premises or damage to the
Building which prevents access to the Premises or the supply of services essential to the Prcmises and if the damage is such that the Premises or a substantial part of the Premises is rendered not reasonably capable of use by the Tenant for the conduct of its business for a period of time exceeding ten
(10) days,

      (a) unless the damage was caused by the negligence of the Tenant or an assignee, subtenant, concessionaire licensee or other person conducting business on or from the Premises or an officer, employee, customer or other invitee of any of them, the fixed minimum rent payable under Section 3.5(a) plus additional rent and charges for the period beginning upon occurrence of the damage until at least a substantial part of the Premises is again reasonably capable of use and occupancy for the purpose aforesaid will abate; and

      (b) unless this Lease is terminated under Section 9.4, the Landlord or the Tenant or both, as the case may be (according to the nature of the damage and their respective obligations to repair under Sections 9.1 and 9.2), will repair the damage with all reasonable diligence, but any abatement of minimum rent to which the Tenant is entitled under this section will not extend beyond the dale by which in the reasonable opinion of the Landlord the Tenant should have completed its repairs with all reasonable diligence.

9.4 TERMINATION IN EVENT OF DAMAGE (1) The Landlord, by written notice to the Tenant given within sixty (60) days of the occurrence of damage to the Building, may terminate this Lease:

      (a) if the Building is damaged by any cause and in the reasonable opinion of the Landlord either cannot be repaired or rebuilt with reasonable diligence within one hundred and eighty (180) days after the occurrence of the damage or the cost of repairing or rebuilding it would exceed by more than one hundred thousand ($100,000.00) dollars the proceeds of the Landlord's insurance available for the purpose, or

      (b) if the Premises are damaged by any cause and the damage is such that the Premises or a substantial part of the Premises is rendered not reasonably capable of use by the Tenant for the conduct of its business and in the reasonable opinion of the Landlord cannot be repaired or rebuilt with reasonable diligence by six (6) months before the end of the Term.

(2) The Tenant, by written notice to the Landlord given within sixty (60) days of the occurrence of the damage, may terminate this Lease if the Premises are damaged by any cause and the damage is such that the Premises or a substantial part of the

Premises is rendered not reasonably capable of use by the Tenant for the conduct of its business and in the reasonable opinion of the Landlord cannot be repaired or rebuilt with reasonable diligence by six (6) months before the end of the Term.

(3) If this Lease is terminated under either of subsections (1) or (2), neither the Landlord nor the Tenant will be bound to repair as provided in Sections 9.1 and 9.2, and the Tenant will deliver up possession of the Premises to the Landlord with reasonable speed but in any event within fifteen (15) days after the giving of the notice of termination, and all rent will be apportioned and paid to the date upon which possession is delivered up, subject to any abatement to which the Tenant may be entitled under Section 9.3, but otherwise the Landlord or the Tenant or both, as the case may be (according to the nature of the damage and the respective obligations to repair) under Sections 9.1 and 9.2 will repair the damage with all reasonable diligence.

9.5 CERTIFICATE OF ARCHITECT    If the Premises or the Building is damaged and
there is a doubt as to whether the Premises or the Building can be repaired or rebuilt within one hundred and eighty (180) days or by six (6) months before the end of the Term or as to the cost of repairing or rebuilding the Building or as whether the Premises or a substantial part of the Premises is rendered not rcasonably capable of use by the Tenant for the conduct of its business or once again has become capable of such use, the doubt will be settled by the Architect and his certificate will be conclusive.

ARTICLE 10 - UTILITIES AND SERVICES - PREMISES

10.1 UTILITY AND SERVICE CHARGES The Tenant is solely responsible for and will promptly pay all charges for water, gas, electricity, janitor service, window cleaning, and any other utility or service used on Ihc Premises. The Landlord will not liable to the Tenant in damages or otherwise for an interruption or failure in the supply of utilities or services to the Premises unless caused by the negligence of the Landlord or another person for whose negligence the Landlord is responsible in law.

10.2 TENANT NOT TO OVERLOAD UTILITY AND SERVICE FACILITIES    The Tenant will
not install equipment that will exceed or overload the capacity of utility facilities and agrees that if equipment installed by the Tenant requires additional facilities, they will be installed at the Tenant's expense in accordance with plans and specifications approved by the Landlord prior to installation.

ARTICLE 11 - SUBORDINATION, ATTORNMENT AND STATUS STATEMENT BY TENANT

11.1 SUBORDINATION AND ATTORNMENT   This Lease is subordinate to every Mortgage
that now affects the Land. The Tenant will subordinate this Lease to every Mortgage that hereafter affects the Land and execute promptly and in registrable form a document in confirmation of the subordination if requested by the Landlord in which the Tenant also will agree with the mortgagee that if the mortgagee becomes a mortgagee in possession or takes action to realize the security of the Mortgage the Tenant will attorn to the mortgagee as a tenant upon all the terms of this Lease, but only if the mortgagee agrees in writing to accept the attornment and permit the Tenant to continue in occupation of the Premises until this Lease is terminated by the passage of time or by action taken because of a default of the Tenant. The Tenant appoints the Landlord its agent or attorney at its option to execute all documents in confirmation of a subordination of this Lease in favour of a mortgage or an attornment to a mortgagee. If the Landlord elects not to execute the documents referred to in the previous sentence as agent or attorney of the Tenant and if the Tenant fails to execute them or any of them after being requested by the Landlord the Landlord may terminate this Lease after the expiration of ten (10) days' notice of its intention to do so because of the Tenant's failure unless within the ten
(10) day period the Tenant executes the documents.

11.2 STATUS STATEMENT At any time and from time to time within ten (10) days after a written request by the Landlord the Tenant will execute, acknowledge and deliver to the Landlord or such assignee, mongagee, proposed purchaser or other person as the Landlord designates, a certificate in a form and content reasonably requested by the Landlord which certificate shall include, without limitation. a statement that:

      (a) this Lease is unmodified and in force and effect in accordance with its terms (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements. or if this Lease is not in force and effect, that it is not) and that the Tenant is in possession of the Premises;

      (b) the date to which rental has been paid under this Lease with particulars of any prepayment of rents;

      (c) whether or not there is an existing default by the Tenant in the payment of rent or any other sum of money under this Lease, and whether or not there is any other existing default by any party under this Lease with respect to which a notice of default has been served, and if there is such a default specifying its nature and extent; and

      (d) whether or not there are any set-offs, defenses or counterclaims against the enforcement of the obligations to be performed by the Tenant under this Lease.

ARTICLE 12 - INSURANCE AND INDEMNITY

12.1  INSURANCE   The Tenant, at its cost, will take out and keep in force
throughout the Term and during such other time as the Tenant occupies the Premises or part thereof, earthquake insurance and fire insurance with extended coverage endorsement and water damage insurance (including, if applicable, sprinkler leakage), all risk direct damage insurance upon its merchandise, stock-in-trade, furniture, fixtures, improvements and all other contents of the Premises and all parts of the Premises which the Tenant is obligated to keep in repair under Section 9.2, to the full replacement value thereof, and broad boiler insurance on any boilers in the Premises. The Tenant will take out and maintain other insurance in amounts and upon terms reasonable for a prudent tenant to provide as determined by the Landlord and its insurance advisers or its mongagee. If the nature of the Tenants operation is such as to place all or any of its employees under the coverage of local workmen's compensation or similar statutes, the Tenant will also keep in force, at its expense, so long as this Lease remains in effect, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits.

12.2 COMPREHENSIVE GENERAL LIABILITY INSURANCE    The Tenant will take out and
keep in force throughout the Term comprehensive general liability insurance against claims for personal injury, death or property damage or loss arising out of all operations of the Tenant and subtenants, concessionaires, licensees and other persons conducting business on or from the Premises, indemnifying and protecting the Landlord and the Tenant to a limit of two million ($2,000,000.00) dollars inclusive, or such additional amount as would be carried by a prudent owner. Such insurance shall include without limitation, Tenant's fire, legal and employer's liability.

12.3 TENANT'S CONTRACTOR'S INSURANCE The Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to the Landlord, comprehensive general liability insurance and such other insurance in amounts and on terms reasonably determined by the Landlord.

12.4 THE INSUREDS Each insurance policy referred to in Sections 12.1, 12.2, and 12.3, will name the Landlord and the persons, firms or corporations designated by the Landlord as additional named insureds as their interest may appear, will contain a waiver of rights of subrogation against the Landlord and the Tenant or a cross-liability clause protecting the Landlord and other insureds designated by it against claims by the Tenant as if the Landlord and other insureds designated by it were separately insured, and protecting the Tenant against claims by the Landlord and other insureds by it as if the Tenant were separately insured, and will contain a clause that the insurer will not cancel or change or refuse to renew the insurance without first giving the Landlord thirty (30) days' prior written notice. All policies of insurance will be with insurers acceptable to the Landlord and in form satisfactory to the Landlord, and the Tenant will see that there is delivered to the Landlord copies or certificates of the policies. If the Tenant fails to take out or keep in force any policy of insurance referred to in Sections 12.1 and 12.2 the Landlord may do so and pay the premium, and in that event the Tenant will pay to the Landlord the amount so paid as premium plus ten (10%) per cent for overhead as additional rent and it will be due and payable on the first day of the month following the payment by the Landlord.

12.5 LANDLORD'S INSURANCE The Landlord will take out and keep in force throughout the Term all risks direct damage insurance on the buildings and improvements comprised in the Building, including earthquake insurance. but which may exclude foundations and the improvements upon which the Tenant or other tenants of the Building are obliged to take out insurance under Section

12.1, or similar sections in their respective leases, with responsible insurance companies and in an amount such as would be carried by a prudent owner of a reasonably similar commercial development, having regard to size, age and location, and the cost of the insurance will be included in Operating Costs. Each insurance policy referred to in this section will contain, if available, a waiver of the right of subrogation against the Tenant to the extent only of that part of a claim against the Tenant in excess of the amount of comprehensive general liability insurance which the Tenant is required to take out and keep in force.

12.6 INCREASE IN LANDLORD'S INSURANCE PREMIUMS (1) The Tenant agrees that nothing will be done, omitted to be done, kept, used, sold or offered for sale on or from the Premises that may contravene any of the Landlord's policies insuring any part of the Building or which will prevent the Landlord from procuring policies with companies acceptable to the Landlord. The Tenant will pay all increases in premiums for all risks direct damage insurance, and broad boiler insurance, including repair or replacement and rental income coverages and such other insurance as is customary for prudent owners of property similar to the Building to carry against loss of or damage to the Building or liability arising therefrom that may be charged during the Term for insurance carried by the Landlord insuring any part of the Building, resulting from the type of merchandise sold on or from the Premises or anything done or kept thereon or any use to which they may be put, whether or not the Landlord has consented to them. In determining whether increased premiums are the result of the use of the Premises a schedule issued by the organization making the insurance rate on the Premises showing the various components of the rate will be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

(2) If the occupancy or use of the Premises causes an increase of premium for any of the policies insuring the Premises or any part of the Building above the rate for the least hazardous type of use or occupancy legally permitted in the Premises, the Tenant will pay the amount of the increase. The Tenant will also pay in that event any additional premium for rental income insurance carried by the Landlord for its protection against rent loss through an insured risk. Bills for the increases and additional payments may be rendered by the Landlord to the Tenant when the

Landlord elects, and will be due and payable by the Tenant when rendered, and the amount thercof will be paid as additional rent.

12.7 CANCELLATION OF INSURANCE If an insurance policy upon part of the Building is cancelled or threatened by the insurer to be cancelled, or the coverage thereunder reduced or threatened to be reduced by the insurer because of the use and occupation of the Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may either:

      (a)  re-enter the Premises whereupon Article 18 will apply, or

      (b) enter the Premises and remedy the condition giving rise to the cancellation or reduction or threatened cancellation or reduction, and the Tenant will pay to the Landlord the cost thereof on demand as additional rent, and the Landlord will not be liable for damage or injury caused to property of the Tenant or others located on the Premises as a result of the entry.

12.8 INDEMNIFICATION FOR THE LANDLORD    The Tenant will indemnify the Landlord
and save it harmless from and against any and all claims, actions, damages, liability and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Premises or the occupancy or use of the Premises or occasioned wholly or in part by an act or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitces, licensees or concessionaires or by anyone permitted by the Tenant to be on the Premises. In case the Landlord, without fault on its part, is made a party to litigation begun by or against the Tenant, excepting a bona fide action by the Tenant against the Landlord, the Tenant will protect, indemnify and hold the Landlord harmless and will promptly pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with the litigation.

12.9 LOSS AND DAMAGE The Landlord is not liable for the death of or injury to the Tenant or others on the Premises, or for the loss of or damage to property of the Tenant or others by theft or otherwise. Without limiting the generality of the foregoing, the Landlord is not liable for death, injury, loss or damage of or to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes. appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by other cause of any kind. The Landlord is not liable for death, injury, loss or damage caused by other tenants or occupants or other persons on the Premises or in any other part of the Building, resulting from construction, alteration or repair.

12.10 SURVIVAL The provisions of Sections 12.8 and 12.9 shall survive the expiration or sooner determination of the Term.

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

13.1  CONSENT REQUIRED   Except to an Eligible Corporation the Tenant not and
will not permit a subtenant to assign this Lease in whole or in part or sublet all or part of the Premises or mortgage or encumber this Lease or the Premises or part thereof and will not permit the occupation or use of all or any part thereof by others other than an Eligible Corporation without complying with
Section 13.3 and at without the prior written consent of the Landlord in each case which consent, subject to the Landlord's rights pursuant to Section 13.3 will not be withheld unreasonably [text deleted]. It will not be unreasonable for the Landlord to consider the following factors before giving or withholding its consent namely any covenants made by the Landlord with another tenant of the Building, the financial background and status, business history, capability in the Tenant's line of business, the quality of merchandise of and whether Gross Sales are likely to be reduced bv the proposed assignee, sublessee or occupant, and the potential impact on the philosophy and economics of both the project and its other tenants.

Thc consent by the Landlord to an assignment or subletting will not constitute a waiver of its consent to a subsequent assignment or subletting. This prohibition against assignment or subletting includes a prohibition against an assignment or subletting by operation of law. If this Lease is assigned or if all or part of the Premises is sublet or occupied by anybody other than the Tenant, in any case without the consent of the Landlord when required the Landlord may collect rent from the assignee subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, sublease, occupancy or collection will be considered a waiver of this covenant, or the acceptance of the subtenant or occupant as Tenant. Despite an assignment the Tenant remains fully liable under this Lease. An assignment of this Lease if consented to by the Landlord will be prepared by the Landlord or its solicitors and all legal costs of its preparation will be paid by the Tenant.

13.2 CONDITIONS OF CONSENT If the Tenant requires and receives consent under
Section 13.1, the consent will be subject to the condition that the fixed minimum rent payable by the assignee subtenant or occupant will be not less than the average total annual rent (including percentage rent) paid by the Tenant for the three (3) Lease Years immediately preceding the assignment subletting or other grant of a right to occupy or use (or since the first day of the Term if the Tenant at the time of the assignment, subletting or grant of a right to occupy or use has occupied the Premises for less than three (3) years), all the other terms, covenants and conditions of this Lease to remain the same including those relating to percentage rent. Where the sublease or the grant of a right to occupy or use relates to a part only of the Premises the foregoing references to rent will be adjusted in proportion to the area of the part used in the calculation of the Rentable Area of the Premises.

13.3 LANDLORD'S OPTION   If the Tenant wishes to assign sublet or part with
possession of all or part of the Premises or to transfer this Lease in any other manner in whole or in part of an estate or interest hereunder the Tenant will give prior written notice to the Landlord naming the proposed assignee subtenant or transferee and if the proposed assignee, subtenant or transferee is not an Eligible Corporation, the Landlord may terminate this Lease upon fifteen (15) days' notice to the Tenant given within forty-five (45) days next following the giving of the notice by the Tenant unless the Tenant by written notice to the Landlord given within the fifteen (15) day period withdraws the request to assign, sublet or transfer.

13.4  NO ADVERTISING   The Tenant shall not advertise the whole or any part of
the Premises for lease nor permit any agent or broker to do so, unless the prior written approval of the Landlord has been received.

ARTICLE 14 [section deleted]

ARTICLE 15 - WASTE AND GOVERNMENTAL REGULATIONS

15.1  WASTE OR NUISANCE    The Tenant will not commit or permit to be committed
waste upon the Premises or a nuisance or other thing that may disturb the quiet enjoyment of any other tenant in the Building or of any person within one hundred (100') feet of a boundary of the Building, whether or not the nuisance arises out of the use of the Premises by the Tenant for a purpose permitted by this Lease.

15.2  GOVERNMENTAL AND INSURANCE UNDERWRITERS' REGULATION     The Tenant, at the
Tenant's cost, will comply with the applicable requirements of all municipal, provincial, federal and other governmental authorities now in force or which may hereafter be in force pertaining to the Tenant's occupancy or use of the Premises and will observe all municipal by-laws and provincial and federal statutes and regulations now in force or which may hereafter be in force, and will comply with all regulations made by fire insurance underwriters. The
Tenant grants the Landlord the right to enter the Premises at any time or times with as little interference as is reasonably possible with the conduct of the Tenant's business to enable the Landlord to comply with any municipal by-law or provincial statute now or in the future applicable to the Premises whether or not the application of the bylaw or statute to the Premises results from an act or omission of the Landlord or another person for whose act or omission the Landlord is responsible.

ARTICLE 16 - ACCEPTANCE, LOCATION OF PREMISES

16.1  ACCEPTANCE OF PREMISES   The Tenant will notify the Landlord of any
defects in the Premises that prevent or diminish their use, within ten (10) days after the date when the Tenant is given occupancy by the Landlord, and failing the giving of notice the Tenant will be considered for all purposes to have accepted the Premises in their then existing condition and the Landlord will not have further obligation to the Tenant for defects or faults excepting:

      (a) latent defects which cannot be discovered on a reasonable examination, and

      (b) defects or faults in structural elements relating to the Premises not caused by the Tenant's acts or omissions.

If a dispute occurs as to whether or not a defect or fault exists, the decision of the Architect will be final and binding upon both parties.

16.2    [section deleted]

16.3   NO REPRESENTATION   The Tenant agrees that there is no promise,
representation, or undertaking by or binding upon the Landlord with respect to alterations, remodelling or decoration of or installation of equipment or fixtures in the Premises except such, if any, as is expressly contained or referred to in this Lease, and that unless an express provision provides for completion of the alteration, remodelling, decoration of or installation after the Tenant's taking occupancy of the Premises, the taking of occupancy, subject always to the provisions of Section 16.1, constitutes conclusive evidence as against the Tenant that the alterations, remodelling or decoration or installation of equipment or fixtures has been satisfactorily completed. The certificate of the Architect that the Landlord has fulfilled its obligations in respect of the Premises binds the parties in any event. All property of the Tenant kept or stored on the Premises will be kept or stored at the risk of the Tenant only and the Tenant will indemnify and hold the Landlord harmless from all claims arising out of damage to it, including subrogation claims by the Tenant's insurers.

ARTICLE 17 - SIGNS, FIXTURES AND ALTERATIONS

17.1   INSTALLATION AND CHANGES BY TENANT   All fixtures installed by the
Tenant will be of first class quality. The Tenant will not make or cause to be made any change, decoration, addition or improvement or cut or drill into, nail or otherwise attach, secure or install any trade fixture, exterior sign, floor covering, interior or exterior lighting, or mechanical or electrical system or fixture, or plumbing fixture, shade or awning to any part of the Premises or to the exterior of the Premises including the store front or hang from or affix anything to the ceiling without first obtaining the Landlord's written approval. The Tenant will present to the Landlord plans and specifications for the work at the time approval is sought and the work will be done by contractors or other workers or tradesmen approved by thc Landlord and in good and workmanlike manner with first class materials. The Tenant will not make any change to the structural elements of the Premises.

17.2 REMOVAL OF INSTALLATIONS AND RESTORATION BY TENANT   All alterations,
decorations, additions and improvements made by the Tenant or made by the Landlord on the Tenant's behalf become on affixation the property of the Landlord. No alteration. decoration, addition or improvement will be removed from the Premises before the end of the Term without prior consent in writing from the Landlord. Upon termination of this Lease the alterations, decorations, additions and fixed improvements excepting Tenant's trade fixtures will remain in the property of the Landlord as part of the reversion, but the Tenant will remove all or some of the alterations, decorations, additions and fixed improvements if and to the extent requested by the Landlord, and restore the Premises as provided in Section 9.2(b). Every installation, removal or restoration by the Tenant of its trade fixtures will be done at the sole expense of the Tenant and the Tenant promptly will make good or reimburse the Landlord the cost of making good all damage to structural elements relating to the Premises or to the heating, ventilating, air conditioning, plumbing. electrical or other mechanical systems in the Building caused thereby.

17.3  NOT TO OVERLOAD FLOORS   The Tenant will not bring upon the Premises any
machinery, equipment or things that by reason of its weight, size or use in the opinion of the Architect might damage the Premises and will not at any time overload the floors of the Premises. If overloading occurs and damage ensues the Tenant forthwith will repair the damage or pay to the Landlord the cost of making it good.

17.4  TENANT TO DISCHARGE ALL LIENS   The Tenant promptly will pay all its
contractors and materialmen and do all things necessary to minimize the possibility of a lien attaching to the Premises or to any other part of the Building and should a claim for lien be registered the Tenant will cause it to be discharged at the Tenant's expense within seven (7) days after it is brought to the attention of the Tenant.

17.5  TENANT'S SIGNS, AWNINGS AND CANOPIES   The Tenant will not place or
permit to be placed or maintained on the roof or on any exterior or interior door, wall or window of the Premises any sign, awning, canopy, decoration, lettering, advertising matter or other thing of any kind and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the Landlord's written consent. The Tenant shall maintain and operate during such reasonable hours as the Landlord may determine a sign on the sign band for the Premises which sign shall be subject to the Landlord's approval and be in accordance with the Landlord's specifications.

ARTICLE 18 - DEFAULT OF TENANT

18.1 RIGHT TO RE-ENTER If the Tenant fails to observe or perform any other of the terms, conditions or covenants of this Lease to be observed or performed by the Tenant, and such default continues for a period of seven (7) days after notice thereof by the Landlord or if the Tenant fails to pay rent when due, whether or not demanded by the Landlord, or if the Tenant or an agent of the Tenant falsifies a report required to be furnished to the Landlord pursuant to this Lease, or if re-entry is permitted under other terms of this Lease, the Landlord in addition to any other right or remedy it may have will have the right of immediate re-entry and may remove all persons and property from the Premises and the property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant, all without service of notice or resort to legal process and without being considered guilty of trespass or becoming liable for loss or damage occasioned thereby.

18.2  BANKRUPTCY OF TENANT   If:

      (a) any of the goods and chattels of the Tenant on the Premises at any time during the Term are seized or taken in execution or attachment by a creditor of the Tenant,

      (b) the Tenant or a guarantor or indemnifier of this Lease makes an assignment for the benefit of creditors or a bulk sale to an assignee or sublessee pursuant to an assignment or sublease which under Section 13.1 was consented to or did not require a consent,

      (c) a receiver-manager is appointed to control the conduct of the business on or from the Premises,

      (d) the Tenant becomes bankrupt or insolvent or takes the benefit of an Act now or hereafter in force for bankrupt or insolvent debtors,

      (e)  an order is made for the winding-up of the Tenant,

      (f) the Premises, without the written consent of the Landlord, become and remain vacant for a period of ten (10) days or are used by any other persons than those entitled to use them under the terms of this Lease,

      (g) the Tenant, without the written consent of the Landlord, abandons or attempts to abandon the Premises or sells or disposes of its goods or chattels or removes any of them from the Premises so that there would not in the event of abandonment, sale or disposal be sufficient gods on the Premises subject to distress to satisfy all rentals due or accruing due hereunder.

the then current month's rent and the next ensuing three (3) months' rent immediately will become due and payable as accelerated rent and the Landlord may re-enter and take possession of the Premises as though the Tenant or the servants of the Tenant or any other occupant of the premises were holding over after the expiration of the Term and the Lease, at the option of the Landlord, forthwith will become forfeited and determined. In every one of the cases above mentioned the accelerated rent may be recovered by the Landlord in the same manner as rent reserved and in arrears and the option will be considered to have been exercised if the Landlord or its agents give notice to that effect to the Tenant.

18.3   LANDLORD MAY PERFORM TENANT'S OBLIGATIONS   If the Tenant fails to
perform an obligation of the Tenant under this Lease the Landlord may perform the obligation and for that purpose may enter upon the Premises on not less than five (5) days' prior notice to the Tenant or without notice in the case of an emergency and do such things upon or in respect of the Premises as the Landlord considers necessary. The Tenant will pay as additional rent all expenses incurred by or on behalf of the Landlord under this section plus ten (10%) per cent for overhead upon presentation of a bill therefore. The Landlord will not be liable to the Tenant for loss or damage resulting from such action by the Landlord unless caused by the negligence of the Landlord or another person for whose negligence the Landlord is responsible in law.

18.4 RIGHT TO RELET If the Landlord re-enters, as herein provided, it may either terminate this Lease or it may from time to time without terminating the Tenant's obligations under this

Lease, make alterations and repairs considered by the Landlord necessary to facilitate a reletting, and relet the Premises or any part hereof as agent of the Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord in its reasonable discretion considers advisable. Upon each reletting all rent and other monies received by the Landlord from the reletting will be applied, first to the payment of indebtedness other than rent due hereunder from the Tenant to the Landlord, secondly to the payment of costs and expenses of the reletting including brokerage fees and solicitor's fees and costs of the alterations and repairs, and third to the payment of rent due and unpaid hereunder. The residue, if any, will be held by the Landlord and applied in payment of future rent as it becomes due and payable. If the rent received from the reletting during a month is less than the rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite a reletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach. If the Landlord terminates this Lease for any breach, in addition to other remedies it may recover from the Tenant all damages it incurs by reason of the breach including the cost of recovering the Premises, reasonable legal fees and the worth at the time of termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, all of which amounts immediately will be due and payable by the Tenant to the Landlord. In determining the rent which would be payable by the Tenant after default, the annual rent for each year of unexpired Term will be equal to the average fixed minimum and percentage rents paid or payable by the Tenant from the beginning of the Term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter. In any of the events referred to in Sections 18.1, 18.2 and 18.3, in addition to all other rights, including the rights referred to in this section and Section 18.1, the full amount of the current month's minimum rent, monthly contributions towards taxes, insurance premiums, the Tenant's Proportionate Share of the Operating Costs and all other payments required to be made monthly and the next three (3) months minimum rent immediately will become due and


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

payable, and the Landlord may immediately distrain for it, together with arrears then unpaid.

18.5 LEGAL EXPENSES If the Landlord brings an action against the Tenant arising from an alleged breach of a covenant or condition in the Lease to be complied with by the Tenant and the court establishes that the Tenant is in breach of the covenant or condition, the Tenant will pay to the Landlord all expenses incurred by the Landlord in the action including reasonable legal fees.

18.6  INTEREST ON OVERDUE MONIES   All overdue monies payable to the Landlord
by the Tenant on any account whatsoever shall bear interest at the rate of eighteen (18%) per cent per annum.

18.7  WAIVER OF DISTRESS   The Tenant covenants with Landlord, that in
consideration of the making of this Lease, none of the goods and chattels of the Tenant on the Premises is exempt from levy by distress for rent in arrears, and that upon a claim being made for exemption by the Tenant or on distress being made by the Landlord, this section may be pleaded as an estoppel against the Tenant in an action brought to test the right to levy upon goods named as exempted.

ARTICLE 19 - REMEDIES OF LANDLORD AND WAIVER

19.1 REMEDIES OR LANDLORD CUMULATIVE No exercise of a specific right or remedy by the Landlord or by the Tenant precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

19.2 WAIVER The waiver by the Landlord or the Tenant of a breach of a term, covenant or condition of this Lease will not be considered to be a waiver of a subsequent breach of the term, covenant or condition or another term covenant or condition. The subsequent acceptance of rent by the Landlord will not be considered to be a waiver of a preceding breach by the Tenant of a term, covenant or condition of this Lease, regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the rent. No covenant, term or condition of this Lease will be considered to have been waived by the Landlord or by the Tenant unless the waiver is in writing signed by the Landlord or by the Tenant, as the case may be.




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

ARTICLE 20 - ACCESS BY LANDLORD

21.1 RIGHT OF ENTRY The Landlord and its agents may enter the Premises at all reasonable times to examine them and show them to a prospective purchaser, lessee or mortgagee. The Landlord may make alterations, additions and adjustments to and changes of location of the pipes, conduits, wiring, ducts and other installations of any kind in the Premises where necessary to serve another part of the Building, and the Landlord may take all material required therefor on to the Premises without constituting an eviction of the Tenant in whole or in part, and the rent reserved will not abate while the alterations, additions or changes of location are being made by reason of loss or interruption of the business of the Tenant, or otherwise, and the Landlord will not be liable for damage to property of the Tenant or of others located on the Premises as a result of an entry unless caused by the negligence of the Landlord or another person for whose negligence the Landlord is responsible in law. During the six
(6) months prior to the expiration of the Term the Landlord may place upon thc Premises the usual notice "For Rent" which the Tenant will permit to remain without interference. If the Tenant is not present to open and permit entry into the Premises when for proper reason entry is necessary or permissible. the Landlord or its agents may enter by a master key or may forcibly enter without rendering the Landlord or its agents liable therefor and without affecting the Lease. Nothing in this section, however, imposes upon the Landlord an obligation, responsibility or liability for the care, maintenance or repair of the Premises or any part thereof except as specifically provided in this Lease.

20.2  CHANGES AND ADDITIONS TO BUILDING   The Landlord reserves the right at
any time and from time to time:

      (a) to make or permit changes or revisions in its plan for the Building including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, parking areas, driveways or other Common Areas and Facilities;

20.3 ROOF AND WALLS The Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the


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

same to be in locations within the Premises as will not unreasonably deny the Tenant's use thereof. The Tenant agrees to give the Landlord access to the Premises for the purpose of this Section.

ARTICLE 21 - ASSIGNMENT BY LANDLORD

21.1 ASSIGNMENT If the Landlord sells an interest in the Building or in this Lease, to the extent that the purchaser or assignee is responsible for compliance with the covenants and obligations of the Landlord hereunder, the Landlord without further written agreement will be relieved of liability under its covenants and obligations.

ARTICLE 22 - RULES AND REGULATIONS

22.1 LANDLORD MAY MAKE The Landlord from time to time may establish, modify and enforce reasonable rules and regulations regarding the use and occupancy of the Premises set aside by the Landlord for leasing to tenants of the Building. All rules and regulations and modifications whether made under this Section or
Section 8.2 become a pan of this Lease and bind the Tenant. The Tenant will comply with the rules and regulations and modifications. Notice of the rules and regulations and modifications, if any, will be given to the Tenant by the Landlord. No rule or regulation or modification will contradict a provision of this Lease.

ARTICLE 23 - LANDLORD'S COVENANTS AND OBLIGATIONS

23.1 TAXES The Landlord will pay all real property taxes (including local improvement rates), that may be assessed by a lawful authority against the Building and against the Common Area and Facilities, subject to Sections 3.7 and 5.1.

23.2 QUIET ENJOYMENT Subject to the provisions of this Lease the Landlord covenants with the Tenant for quiet enjoyment.

23.3  TENANT ALLOWANCE   The Landlord hereby covenants and agrees to pay to the
Tenant a fixturing cash allowance of three hundred & twenty-three thousand & five hundred & twenty ($323,520.00) calculated on the basis of twenty-two ($22.00) dollars per square foot of Rentable Area, less $65,000. The Tenant Allowance shall be paid by the Landlord to the Tenant on the condition that the Tenant has executed and delivered the lease, pursuant to the


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

terms and conditions herein expressed, the Tenant has opened for business to the public, and all lien periods have expired.

ARTICLE 24 - OVERHOLDING

24.1 NO TACIT RENEWAL If the Tenant remains in possession of the Premises after the end of the Term and without the execution and delivery of a new lease or a written or extension of this Lease, there is no tacit or other renewal of this Lease, and the Tenant will be considered to be occupying the Premises as a Tenant from month to month at a monthly rental payable in advance on the first day of each month equal to the sum of:

      (a) twice the monthly instalment of fixed minimum rent payable for the last month of the Term, and

      (b) one-sixth (1/6th) of the percentage rent, if any, for the Lease Year immediately preceding the last Lease Year of this Lease, and

      (c) one-sixth (1/6th) of the amount of additional rent and charges payable by the Tenant for the year immediately preceding the last Lease Year of this Lease,

and otherwise upon the terms and conditions set forth in this Lease, so far as applicable.

ARTICLE 25 - OPIION TO RENEW

25.1  OPTION TO RENEW   Provided that:

      (a) the Tenant pays the rental and other sums payable hereunder and performs each and every one of the covenants, provisos and agreements herein contained on the part of the Tenant to be paid and performed punctually and in accordance with the provisions of this Lease; and

      (b) the Tenant has not assigned this Lease or sublet or permitted a change in occupancy of the Premises; and

      (c) there has been no change in ownership of the majority of the capital stock of the Tenant and no change in the name under which the business of the Premises is conducted.

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

then the Tenant shall have the option of renewing this Lease by notice in writing given to the Landlord not later than six (6) months nor earlier than eight (8) months prior to the expiry of the Term for an additional four (4) term(s) of five (5) years on the same terms and conditions set forth in this Lease, save and except:

            (i) that any renewals of this Lease shall be limited to five (5) years each and shall be limited to four (4) in number; and

            (ii) the annual minimum rental to be paid during each renewal term shall not be less than the aggregate of the minimum rent and percentage rent to be paid during the last twelve
                   (12) month period of the preceding term and the rate for percentage rent shall not be less than provided for in the preceding term;

            (iii) the annual minimum rental and percentage rent shall be settled by agreement between the Landlord and the Tenant, or if they fail to agree within three (3) months prior to the expiration of the existing Term, than the minimum rental shall be the then fair market rental value for space of comparable size, quality and location to that of the Premises, determined by an arbitrator appointed under the Commercial Arbitration Act (as such legislation may be amended from time to time), whose decision shall be final and binding upon the Landlord and the Tenant. The cost of such arbitration Shad be borne by the Landlord and Tenant equally.

ARTICLE 26 - OBLIGATIONS OF GUARANTOR

26.1 COVENANT AND GUARANTEE The Guarantor, in consideration of the sum of one ($1.00) dollar now paid by the Landlord to the Guarantor and of other valuable consideration (the receipt of which is hereby acknowledged by the Guarantor) hereby directly and unconditionally guarantees to and covenants with the Landlord that the Tenant will duly perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including the payment of rent and all other sums and payments agreed to be paid or payable under this Lease on the days and at the times and in the manner herein specified, and that if any default shall be made by the Tenant, whether in payment of rent or other sums from time to time falling due hereunder as and when the same becomes due and payable or in the performance, observance or keeping of any of the said covenants, provisos, conditions or agreements which under the terms of this Lease are to be performed, observed or kept by the Tenant, the Guarantor will forthwith pay to the Landlord on demand the said rent and other sums in respect of which such default shall have occurred and all damages that may arise in consequence of the non-observance or non-performance of any of the said covenants, provisos, conditions or agreements. The guarantor's guarantee is for a two (2) year period from the first day of the term of this Lease.

26.2  JOINTLY BOUND   The Guarantor is jointly and severally bound with the
Tenant as principal debtor or obligor and not as surety, for the fulfillment of all obligations of the Tenant under this Lease. In the enforcement of its rights hereunder the Landlord may proceed against the Guarantor as if the Guarantor were named as Tenant hereunder, and any notice given by the Landlord to the Tenant shall be deemed to have been given also to the Guarantor.

26.3  WAIVER   The Guarantor waives any right to require the Landlord to
proceed against the Tenant or to proceed against or to exhaust any Security hold from the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

26.4 NO RELIEF OF OBLIGATIONS No neglect or forbearance of the Landlord in endeavouring to obtain payment of the rent observed herein or other payments required to be made under the provisions of this Lease as and when the same become due, no delays of the Landlord in taking any steps to enforce performance or observance of the several covenants, provisos and conditions contained in the Lease to be performed, observed or kept by the Tenant, no extension or extensions of time which may be given by the Landlord from time to time to the Tenant, no consent by the Landlord to any assigning or subletting by the Tenant, and no other act or failure to act of or by the Landlord shall release, discharge or in any way reduce the obligations of the Guarantor under the provisions of this Article.

26.5  [text deleted]

26.6 JURISDICTION OF ENFORCEMENT The Guarantor hereby submits to the jurisdiction of the Courts of the Province of British Columbia in any action or proceeding whatsoever by the Landlord to enforce its rights hereunder. If the Guarantor consists of more than one person, the obligations of each person named herein as the Guarantor shall be joint and several.

ARTICLE 27 - MISCELLANEOUS

27.1 ACCORD AND SATISFACTION No payment by the Tenant or receipt by the Landlord of a lesser amount than rent herein stipulated will be considered to be other than on account of the earliest stipulated rent, nor will an endorsement or statement on a cheque or in a letter accompanying a cheque or payment as rent be considered to be an accord or satisfaction, and the Landlord may accept a cheque or payment without prejudice to the Landlord's right to recover the balance of the rent or pursue any other remedy.

27.2 NO PARTNERSHIP The Landlord does not in any way or for any purpose become a partner of or joint venturer or a member of a joint enterprise with the Tenant. The provisions of this Lease relating to percentage rent are solely to provide a method of computing rent and neither the method of computing rent nor any other provision of this Lease creates a relationship between the parties other than that of Landlord or Tenant.

27.3 UNAVOIDABLE DELAY If there is an Unavoidable Delay in the performance of an act or compliance with a covenant or condition, performance or compliance during the period of the Unavoidable Delay will be excused and the period for the performance or compliance will be extended for a period equal to the period of the Unavoidable Delay.

27.4 PARTIAL INVALIDITY If a term, covenant or condition of this Lease or the application thereof to any person or circumstances is held to any extent invalid or unenforceable, the remainder of this Lease or the application of the term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected.

27.5 JOINT AND SEVERAL LIABILITY If two or more individuals, corporations, partnerships or other business associations (or a combination of two or more) are the Tenant, the liability of each individual corporation, partnership or other business association to pay rent and perform all other obligations hereunder is joint and several. If the Tenant is a partnership or other business association the members of which are by virtue of statute or general law subject to personal liability, the liability of each member is joint and several.

27.6 SUBMISSION OF LEASE NOT AN OFFER The submission of this Lease for examination or execution does not constitute an offer by the Landlord to lease on the terms of this Lease and this Lease becomes effective only upon execution and delivery thereof by the Landlord to the Tenant.

27.7 REGISTRATION The Tenant shall have the right to register this Lease in the Vancouver/New Westminster Land Title Office, provided the Tenant is not in default of any of the terms and conditions of the lease. The Landlord shall not be obligated to deliver this Lease in registrable form and all costs relative to such registration shall be the responsibility of the Tenant, including but not limited to costs of any special surveys or drawings required.

27.8 NOTICE A notice, demand, request, statement or other evidence required or permitted to be given under this Lease must be written and will be sufficicntly given if delivered in person to the Landlord or the Tenant, or to an officer of the Landlord or of the Tenant, as the case may be, or mailed in the Province of British Columbia by registered mail addressed

      (a)  if to the Landlord, as follows:

           306283 British Columbia Ltd.
           1307 West Georgia Street
           Vancouver, British Columbia
           V6E 3K5

and

      (b)  if to the Tenant, as follows:

           Capers Management Holdings Inc.

            2496 Marine Drive
            West Vancouver, British Columbia
            V7V 1L1

and

      (c)   if to the Guarantor(s), as follows:

            Encore Resources Ltd.
            2496 Marine Drive
            West Vancouver, British Columbia
            V7V 1L1


A notice, demand, request, statement or other instrument mailed as aforesaid will be considered to have been given to the party to which it is addressed on the sccond business day following the date of mailing. In the event of interruptions in the normal postal service a notice will be deemed received when actually received by the party to whom it is addressed.

A party at any time may give notice to the other party of a change of its address, and after the giving of the notice the address therein specificd will be considered to be the address of the party which gave the notice.

27.9 NO MODIFICATION This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the Caning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

27.10 SUCCESSORS AND ASSIGNS This Lease binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns. No rights, however, benefit an assignee of the Tenant unless under Section 13.1 the assignment was consented to or did not require a consent.

IN WITNESS WHEREOF the parties have executed these presents on the day and year first above written.


LANDLORD:


THE CORPORATE SEAL of             )
306283 BRITISH COLUMBIA LTD       )
was hereunto affixed in the       )
presence of:                      )
                                  )
        S. C.                     )    C/S
- --------------------------------  )
Authorized Signatory              )
                                  )
                                  )
- --------------------------------  )
Authorized Signatory              )



TENANT:

THE CORPORATE SEAL of             )
                                  )
Capers Management Holding Inc.    )
was hereunto affixed in the       )
presence of:                      )    C/S
                                  )
Russell Precious                  )
- --------------------------------  )
Authorized Signatory              )
                                  )
Harley Rothstein                  )
- --------------------------------  )
Authorized Signatory              )


                                     58